Exhibit 99.2

LTM Pro Forma 9/30/06 Revenue Breakdown Total = $1.254 billion Energy $427 million Insurance $14 million Other - Waste & Energy $3 million Waste & Service Fee $810 million

Energy Revenue LTM 9/30/06 (Pro Forma) International IPP Energy Revenue - $136 million. Domestic IPP Energy Revenue - $26 million. Service Fee facilities Energy Revenue - $53 million. Includes electricity and steam sales. This represents the Company's share of gross energy revenue which approximates 15%. Tip Fee structured facilities Energy Revenue - $212 million. Includes electricity and steam sales. $427 million

Waste & Service Fee Revenue LTM 9/30/06 (Pro Forma) Other Service Fee Revenue - $28 million. This is primarily sales of scrap metal recovered from waste processed. Service Fee Revenue - $448 million earned for processing 9.5 million tons of waste at facilities structured with Service Fee contracts. Includes $102 million earned explicitly to pay project debt service on Company- owned Service Fee facilities. Tip Fee Revenue - $334 million earned for disposing 5.7 million tons of waste under contracts structured with Tip Fee arrangements (5.6 million tons disposed of at WTE facilities, remainder disposed at landfills). $810 million $448